Exhibit 99.1

BioTime, Inc.	1301 Harbor Bay Parkway
Alameda, CA 94502
Tel: 510-521-3390
Fax: 510-521-3389
www.biotimeinc.com
www.embryome.com

NEW BIOTIME SUBSIDIARY, ONCOCYTE CORPORATION, RECEIVES $2 MILLION
EQUITY FINANCING TO DEVELOP CANCER TREATMENTS USING STEM CELL TECHNOLOGY

Agreement Provides Investor Option for an Additional $2 Million Investment within Six Months

ALAMEDA, CA, October 15, 2009 – BioTime, Inc. (OTCBB: BTIM) announced today that it has organized a new subsidiary, OncoCyte Corporation, for the purpose of developing novel therapeutics for the treatment of cancer based on stem cell technology. BioTime will license certain technology to the new company restricted to the field of cell-based cancer therapies, including early patent filings on targeting stem cells to malignant tumors.  A private investor has purchased 3,000,000 common shares of OncoCyte for $2 million, representing an initial 15% stake in the new company, and the investor has the option of purchasing an additional 3,000,000 common shares for $2 million on or before April 15, 2010, based on an agreed initial market cap of approximately $15,000,000.

OncoCyte’s new therapeutic strategy and goal will be to utilize human embryonic stem cell technology to create genetically modified stem cells capable of homing to specific malignant tumors while carrying genes that can cause the destruction of the cancer cells.  This therapeutic use of human embryonic stem cells differs from most proposed industrial uses of stem cell technology in that OncoCyte’s goal is not the stable engraftment of the cells to regenerate tissue function, but rather a use of the unique properties of stem cells as a tool to eliminate malignant cells.

“Cancer is the second leading cause of death in the United States,” said David Jin, M.D., Ph.D., OncoCyte’s new Chief Medical Officer. “The ability of human embryonic stem cells to be genetically modified and then transformed into any of the cells of the human body may provide a cell-based strategy to targeting and destroying particularly intractable forms of human cancer, such as metastatic breast, lung, prostate, cervical, pancreatic tumors.”

“There is a wide array of novel and potentially valuable therapies possible with human embryonic stem cell technology,” said Michael West, Ph.D., BioTime’s CEO. “OncoCyte is part of BioTime’s strategy to create value for our shareholders by forming subsidiaries focused on specific therapeutic applications of stem cell technologies. We previously organized our first subsidiary, Embryome Sciences, Inc., to bring BioTime relatively near-term revenues through the sale of our products into the research market.  Embryome Sciences will co-market certain stem cell research products with Millipore Corporation.  Similarly, our formation of BioTime Asia offers the possibility of accelerating the commercialization of diverse therapeutic and research applications of stem cells in the People’s Republic of China.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders.  BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc.  In addition to its stem cell products, BioTime markets blood plasma volume expanders and related technology for use in surgery, emergency trauma treatment, and other applications.  BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements.  Additional information about BioTime can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:
BioTime, Inc.

Judith Segall
jsegall@biotimemail.com
510-521-3390, ext 301

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